Exhibit 10.16

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Fourth Amendment”) is made and entered into as of December 20, 2012, by and between GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company (“Landlord”), and CYNOSURE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord (as successor in interest to Glenborough Fund V, Limited Partnership) and Tenant are parties to that certain lease dated January 31, 2005, as amended by a First Amendment to Lease dated September 16, 2005, a Second Amendment dated September 28, 2007 and a Third Amendment dated as of July 1, 2011 (the “Third Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 68,317 rentable square feet (the “Premises”), of which 40,092 rentable square feet are located on the first floor and 28,225 rentable square feet are located on the second floor of the building commonly known as Westford Corporate Center at 5 Carlisle Road, Westford, Massachusetts 01886 (the “Building”).

B. The parties desire to revise the outside date for requisitions for the disbursement of Landlord Contribution, as defined in Section VII.3(iii) of the Third Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Landlord’s Contribution.

Section VII.3(iii) of the Third Amendment is deleted and the following is substituted in its place:

“Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after June 20, 2013.”

II.	Miscellaneous

1. This Fourth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvement, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fourth Amendment.

2. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

3. In the case of any inconsistency between the provisions of the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall govern and control.

4. Submission of this Fourth Amendment by Landlord is not an offer to enter into this Fourth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fourth Amendment until Landlord has executed and delivered the same to Tenant.

5. The capitalized terms used in this Fourth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not reduced in this Fourth Amendment.

6. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Fourth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Fourth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Fourth Amendment. Landlord agrees to indemnify and hold Tenant, , its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Fourth Amendment.

7. Tenant represents and warrants to Landlord that each individual executing this Fourth Amendment on behalf of Tenant is authorized to do so on behalf of Tenant. Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant , among the individuals or entities identified on any list complied pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

8. Each signatory of this Fourth Amendment represents hereby that he or she has the authority to execute and deliver the behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fourth Amendment as of the day and year first above written.

LANDLORD: GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company

By:
Name: Joseph Adamo Title: Vice President

TENANT: CYNOSURE, Inc., a Delaware corporation

By:
Name: Title:

3